Exhibit 99.1

February 4, 2016

USD PARTNERS LP INCREASES QUARTERLY DISTRIBUTION TO $0.30 PER UNIT AND ANNOUNCES FOURTH QUARTER 2015 EARNINGS RELEASE DATE

HOUSTON - USD Partners LP (NYSE: USDP) (the “Partnership”) announced today that the Board of Directors of its general partner declared a quarterly cash distribution of $0.30 per unit for the fourth quarter of 2015 ($1.20 per unit on an annualized basis), representing an increase of $0.0075 per unit or 2.6% over the prior quarter. The distribution is payable on February 19, 2016, to unitholders of record as of the close of business on February 15, 2016.

The distribution is consistent with management’s previously announced intentions to recommend a distribution increase of at least $0.0075 per unit each quarter through the fourth quarter of 2016. The proposed increases would deliver 10% distribution growth to unitholders while maintaining significant coverage in 2016 (as calculated based on the fourth quarter of 2016 relative to the fourth quarter of 2015).

Fourth Quarter 2015 Earnings Release Date and Conference Call Information

The Partnership plans to report fourth quarter 2015 financial and operating results after market close on Wednesday, March 9, 2016. The Partnership will host a conference call and webcast regarding fourth quarter 2015 results at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) on Thursday, March 10, 2016.

To listen live over the Internet, participants are advised to log on to the Partnership’s web site at www.usdpartners.com and select the “Events & Presentations” sub-tab under the “Investors” tab. To join via telephone, participants may dial (877) 266-7551 domestically or +1 (339) 368-5209 internationally, conference ID 26214099. Participants are advised to dial in at least five minutes prior to the call.

An audio replay of the conference call will be available for thirty days by dialing (800) 585-8367 domestically or +1 (404) 537-3406 internationally, conference ID 26214099. In addition, a replay of the audio webcast will be available by accessing the Partnership's web site after the call is concluded.

About USD Partners LP

The Partnership is a fee-based, growth-oriented master limited partnership formed by US Development Group LLC to acquire, develop and operate energy-related logistics assets, including rail terminals and other high-quality and complementary midstream infrastructure. The Partnership’s assets consist primarily of: (i) a crude oil origination terminal in Hardisty, Alberta, Canada, with capacity to load up to two 120-railcar unit trains per day, (ii) a crude oil terminal in Casper, Wyoming, with unit train-capable railcar loading capacity in excess of 100,000 barrels per day and six customer-dedicated storage tanks with 900,000 barrels of total capacity and (iii) two unit train-capable ethanol destination rail terminals in San Antonio, Texas, and West Colton, California. In addition, the Partnership provides railcar services through the management of a railcar fleet that is committed to customers on a long-term basis.

Qualified Notice to Nominees

This release serves as qualified notice to nominees as provided for under Treasury Regulation Section 1.1446-4(b)(4) and (d). Please note that we believe that 100 percent of the Partnership’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of the Partnership’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals or corporations, as applicable. Nominees, and not the Partnership, are treated as withholding agents responsible for withholding distributions received by them on behalf of foreign investors.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws, including statements with respect to the amount and timing of the Partnership’s fourth quarter 2015 cash distribution, and the amount of any distribution increases that management may recommend or that the Board of Directors of the general partner may approve for any future period. Words and phrases such as “is expected,” “is planned,” “believes,” “projects,” and similar expressions are used to identify such forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements relating to the Partnership are based on management’s expectations, estimates and projections about the Partnership, its interests and the energy industry in general on the date this press release was issued. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include those as set forth under the heading “Risk Factors” in the Partnership’s most recent Annual Report on Form 10-K and in our subsequent filings with the Securities and Exchange Commission. The Partnership is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Adam Altsuler, (281) 291-3995
Vice President and Chief Financial Officer

Ashley Means, (281) 291-3965
Director, Finance & Investor Relations